American Honda Finance Corporation
Servicer's Certificate - Honda Auto Lease Trust 1999-A
Distribution Date of June 17, 2002 for the Collection Period of May 1, 2002 through May 31, 2002

Pool Data - Original Deal Parameters
Aggregate Net Investment Value (ANIV)		3,300,158,606.28

Servicer Advance		-
Servicer Payahead		7,383,934.30
Number of Contracts		172,598
Weighted Average Lease Rate (Discounted)		9.05%
Weighted Average Lease Rate		6.29%
Weighted Average Remaining Term		30.48
Servicing Fee Percentage (annual)		1.00%

Pool Data - Current Month
Aggregate Net Investment Value		396,523,951.84
Number of Current Contracts		29,925
Weighted Average Lease Rate (Discounted)		9.06%
Weighted Average Lease Rate		6.85%
Weighted Average Remaining Term		3.11

Reserve Fund:
Initial Deposit Amount		115,274,540.12
Specified Reserve Fund Percentage (if Tests i, ii and iii are satisfied)		5.50%
Specified Reserve Fund Amount (if Tests i, ii and iii are satisfied)		181,145,705.90
Specified Reserve Fund Percentage (if Tests i, ii or iii are not satisfied)		6.50%
Specified Reserve Fund Amount (if Tests i, ii or iii are not satisfied)		214,081,288.79

Beginning Balance		180,923,785.64
Net Investment Income Retained		-
Deposit Amount		221,920.26
Withdrawal Amount		462,874.29
Excess Reserve Amount Released		-
Ending Balance		180,682,831.60
Specified Reserve Fund Balance		181,145,705.90
Net Investment Income		264,184.05
Cumulative Withdrawal Amount		11,918,706.26

Credit Losses :	Vehicle Count	Amount
Contracts Charged-off During the Collection Period	60
Discounted Principal Balance		788,903.27
Net Liquidation Proceeds for the Collection Period		(492,733.77)
Recoveries - Previously Charged-off Contracts		517,862.47
Aggregate Credit Losses for the Collection Period		(221,692.97)

Repossessions for the Collection Period		42
Cumulative Credit Losses for all Periods		11,904,171.40

Ratio of Net Credit Losses to the Average ANIV Balance
for Each Collection Period:
Second Preceding Collection Period		-0.06%
First Preceding Collection Period		-0.11%
Current Collection Period		-0.58%
Test (i) (Charge-off Rate Test)
Three Month Average		-0.25%
Charge-off Rate Test (Test satisfied if <= 1.5%)		Test Satisfied

						Discounted
Delinquent Contracts:			Percent	Accounts	Percent	Principal Balance
31-60 Days Delinquent			1.68%	504	1.59%	6,324,358.72
61-90 Days Delinquent			0.36%	109	0.35%	1,386,934.96
Over 90 Days Delinquent			0.27%	82	0.26%	1,019,009.88
Total Delinquencies				695		8,730,303.56

Ratio of Number of Contracts Delinquent More than 60 days to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period						0.50%
First Preceding Collection Period						0.53%
Current Collection Period						0.64%

Test (ii) (Delinquency Rate Test)
Three Month Average						0.56%
Delinquency Rate Test (Test satisfied if <= 1.5%)						Test Satisfied

Residual Value (Gain) Loss:				Vehicles
Matured Lease Vehicle Inventory Sold				5039		67,715,364.61
Net Liquidation Proceeds						(65,760,005.75)
Net Residual Value (Gain) Loss						1,955,358.86
Cumulative Residual Value (Gain) Loss all periods						58,361,980.58

				Average		Average
Matured Vehicles Sold for	Number	Scheduled	Sale	Net Liquidation		Residual
Each Collection Period:	Sold	Maturities	Ratio	Proceeds		Value
Second Preceding Collection Period	6007	5872	100%	13,318.74		13,684.36
First Preceding Collection Period	5551	5015	100%	12,813.26		13,465.28
Current Collection Period	5039	4484	100%	13,050.21		13,438.25
Three Month Average				13,060.74		13,529.30
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value						96.54%

				Current Period
Test (iii) (Residual Value Test)				Amount/Ratio		Test Met?
a) Number of Vehicles Sold > 45% of Scheduled Maturities and >= 500 Scheduled Maturities				100%		No
b) 3 Month Average Matured Leased Vehicle Proceeds < 75% of Average Residual Values				96.54%		Yes
Residual Value Test (Test satisfied if tests a or b = Yes)						Test Satisfied

Servicer's Fee Due:						Amount
Prior Cumulative Servicer's Fee Shortfall						-
Servicer's Fee Due This Collection Period						431,367.91
Servicer's Fee Paid						431,367.91
Current Cumulative Servicer's Fee Shortfall						-

Advances and Payaheads :						Amount
Advances
Prior Outstanding Servicer Advances						567,033.32
Net Advance/(Recovery) This Period						193,297.65
Nonrecoverable Prior Advances						(232,958.01)
Current Outstanding Servicer Advances						527,372.96
Payahead Account
Prior Outstanding Payahead Balance						1,609,439.09
Net Allocation/(Collections) of Advanced Payments This Period						739,670.71
Current Outstanding Payahead Balance						869,768.38

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Collections:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	2,532,238.43	2,527,173.95	-	-	-	-	-
Interest Related To Prepayments in Full	-	-	-	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	-	-	-	-	-	-	-
Interest Related to Reallocation Payments	56,712.34	56,598.92	-	-	-	-	-
Excess Liquidation Proceeds	-	-	-	-	-	-	-
Recoveries	517,862.47	516,826.75	-	-	-	-	-
Available Interest	3,106,813.24	3,100,599.61	-	-	-	-	-
Principal
Scheduled Principal Collections	6,153,888.68	6,141,580.90	-	-	-	-	-
Prepayments In Full	6,469,895.79	6,456,956.00	-	-	-	-	-
Full Term and Over Term Payoffs	34,791,150.80	34,721,568.50	-	-	-	-	-
Reallocation Payment	5,197,570.47	5,187,175.33	-	-	-	-	-
Net Liquidation Proceeds	66,252,739.52	66,120,234.04	-	-	-	-	-
Available Principal	118,865,245.26	118,627,514.77	-	-	-	-	-
Withdrawal from Reserve Fund	462,874.29	462,874.29
Total of Sources for Distribution	122,434,932.79

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Distributions:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Transferor Interest	5,350.89	-	-	-	-	-	-
Capped Trustee Fees	-	-	-	-	-	-	-
Class A Interest	1,701,005.22	1,701,005.22	-	-	-	-	1,701,005.22
Class A Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class B Interest	139,524.69	139,524.69	-	-	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class C Interest	144,769.98	144,769.98	-	-	-	-	-
Class C Interest Carryover Shortfalls	-	-	-	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-	-	-	-
Other Capped Trustee Fees	-	-	-	-	-	-	-
Servicer's Fee	431,367.91	430,505.18	-	-	-	-	-
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-	-	-	-
Reserve Fund Deposit	221,920.26	221,920.26	-	-	-	-	-
Certificate Interest	462,874.29	462,874.29	-	-	-	-	-
Certificate Interest Carryover Shortfall	-	-	-	-	-	-	-
Excess Interest to Transferor	-	-	-	-	-	-	-
Total Distributions of Interest	3,106,813.24	3,100,599.61	-	-	-	-	1,701,005.22

Principal
Transferor Principal	237,730.49	-	-	-	-	-	-
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-	-	-	-
Principal Distribution to A-5, B and C Notes	118,627,514.77	118,627,514.77	-	-	-	-	101,951,442.41
Principal Distribution to Certificates	0.00	0.00	-	-	-	-	-
Class A Covered Loss Amount	462,874.29	462,874.29	-	-	-	-	462,874.29
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-	-	-	-
Total Distributions of Principal	119,328,119.55	119,090,389.06	-	-	-	-	102,414,316.70

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	6,296,724.24	-	-	-	-	-
Current Period Increase (Decrease)	-	489,161.54	-	-	-	-	-
Ending Balance	-	6,785,885.78	-	-	-	-	-
Note/Certificate Principal Loss Amount	-	-	-	-	-	-	-
Beginning Balance	53,399,664.19	53,238,719.50	-	-	-	-	-
Current Period Increase (Decrease)	2,095,702.14	2,090,273.65	-	-	-	-	-
Ending Balance	55,495,366.33	55,328,993.15	-	-	-	-	-

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Total Distributions to Noteholders and Certificateholders:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest Distributions	3,106,813.24	3,100,599.61	-	-	-	-	1,701,005.22
Principal Distributions	119,328,119.55	119,090,389.06	-	-	-	-	102,414,316.70
Total Distributions	122,434,932.79	122,190,988.68	-	-	-	-	104,115,321.92

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	3,300,158,606.28	-	-	-	-	-	-
Initial Note/Certificate Balance	-	3,293,558,289.00	380,000,000.00	360,000,000.00	400,000,000.00	1,000,000,000.00	807,000,000.00
Percent of ANIV	-	99.80%	11.51%	10.91%	12.12%	30.30%	24.45%
Class Allocation Percentage	-	-	12.89%	12.22%	13.57%	33.93%	27.38%
Note/Certificate Factor	-	-	1.00	1.00	1.00	1.00	1.00
Note/Certificate Rate	-	0.00%	5.445%	5.875%	6.100%	6.450%	6.650%
Servicer Advance	-
Servicer Payahead	7,383,934.30
Number of Contracts	172,598
Weighted Average Lease Rate	6.29%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	30.48
Servicing Fee Percentage	1.00%

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)	517,641,493.22
Note/Certificate Balance		516,577,809.66	-	-	-	-	306,948,311.05
Percent of ANIV		99.80%	0.00%	0.00%	0.00%	0.00%	59.30%
Class Allocation Percentage			0.00%	0.00%	0.00%	0.00%	100.00%
Note/Certificate Factor	-		-	-	-	-	0.38
Servicer Advance	567,033.32
Servicer Payahead	1,609,439.09
Number of Contracts	38,696.00
Weighted Average Lease Rate	6.72%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	3.31
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			30	30	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)	396,523,951.84
Note/Certificate Balance		395,703,269.59	-	-	-	-	204,533,994.35
Percent of ANIV		99.80%	0.00%	0.00%	0.00%	0.00%	51.58%
Class Allocation Percentage			0.00%	0.00%	0.00%	0.00%	100.00%
Note/Certificate Factor			-	-	-	-	0.25
Servicer Advance	527,372.96
Servicer Payahead	869,768.38
Number of Contracts	29,925
Weighted Average Lease Rate	6.85%
Weighted Average Lease Rate (Discounted)	9.06%
Weighted Average Remaining Term	3.11
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			31	31	30	30	30

	Class B	Class C	Certificate	Transferor Interest
Collections:	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	-	-	-	5,064.48
Interest Related To Prepayments in Full	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	-	-	-	-
Interest Related to Reallocation Payments	-	-	-	113.42
Excess Liquidation Proceeds	-	-	-	-
Recoveries	-	-	-	1,035.72
Available Interest	-	-	-	6,213.63
Principal
Scheduled Principal Collections	-	-	-	12,307.78
Prepayments In Full	-	-	-	12,939.79
Full Term and Over Term Payoffs	-	-	-	69,582.30
Reallocation Payment	-	-	-	10,395.14
Net Liquidation Proceeds	-	-	-	132,505.48
Available Principal	-	-	-	237,730.49
Withdrawal from Reserve Fund
Total of Sources for Distribution

	Class B	Class C	Certificate	Transferor Interest
Distributions:	Balance	Balance	Balance	Balance
Interest
Transferor Interest	-	-	-	5,350.89
Capped Trustee Fees	-	-	-	-
Class A Interest	-	-	-	-
Class A Interest Carryover Shortfalls	-	-	-	-
Class B Interest	139,524.69	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-
Class C Interest	-	144,769.98	-	-
Class C Interest Carryover Shortfalls	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-
Other Capped Trustee Fees	-	-	-	-
Servicer's Fee	-	-	-	862.74
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-
Reserve Fund Deposit	-	-	-	-
Certificate Interest	-	-	462,874.29	-
Certificate Interest Carryover Shortfall	-	-	-	-
Excess Interest to Transferor	-	-	-	-
Total Distributions of Interest	139,524.69	144,769.98	462,874.29	6,213.63

Principal
Transferor Principal	-	-	-	237,730.49
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-
Principal Distribution to A-5, B and C Notes	8,338,036.18	8,338,036.18	-	-
Principal Distribution to Certificates	-	-	0.00	-
Class A Covered Loss Amount	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-
Total Distributions of Principal	8,338,036.18	8,338,036.18	0.00	237,730.49

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	-	6,296,724.24
Current Period Increase (Decrease)	-	-	489,161.54
Ending Balance	-	-	6,785,885.78
Note/Certificate Principal Loss Amount
Beginning Balance	-	-	53,238,719.50	160,944.69
Current Period Increase (Decrease)	-	-	2,090,273.65	5,428.49
Ending Balance	-	-	55,328,993.15	166,373.18

	Class B	Class C	Certificate	Transferor Interest
Total Distributions to Noteholders and Certificateholders:	Balance	Balance	Balance	Balance
Interest Distributions	139,524.69	144,769.98	462,874.29	6,213.63
Principal Distributions	8,338,036.18	8,338,036.18	0.00	237,730.49
Total Distributions	8,477,560.87	8,482,806.16	462,874.29	243,944.12

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Initial Note/Certificate Balance	66,000,000.00	66,000,000.00	214,558,289.00	6,600,317.28
Percent of ANIV	2.00%	2.00%	6.50%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	1.00
Note/Certificate Rate	6.650%	6.900%	6.900%
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	25,177,387.05	25,177,387.05	159,274,724.51	1,063,683.56
Percent of ANIV	4.86%	4.86%	30.77%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	0.38	0.38	0.74
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	16,839,350.87	16,839,350.87	157,490,573.50	820,682.25
Percent of ANIV	4.25%	4.25%	39.72%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%	0.00%
Note/Certificate Factor	0.26	0.26	0.73
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

By:
/s/ John Weisickle
John Weisickle, Vice President

Last Updated on 06/11/2002
By American Honda Finance Company